Exhibit 99.1

Company Contact	Media Contact	IR Contact
Marlys Johnson	Dolores Naney	Harriet Fried
MPC Corporation	Lippert/Heilshorn	Lippert/Heilshorn
Phone (605) 232-2709	(212) 201-6635	(212) 838-3777
Maryls.Johnson@gateway.com	Dnaney@lhai.com	hfried@lhai.com

MPC CORPORATION FILES AMENDMENT TO ITS ANNUAL REPORT

Independent Auditor’s Report Removes Qualified Opinion

Nampa, Idaho, December 21, 2007—MPC Corporation (AMEX:MPZ) today filed with the SEC an amendment to its annual report on Form 10KSB/A for the year ended December 31, 2006. The purpose of this amendment was to update the company’s consolidated financial statements and include the disclosures of the following subsequent events:

1.	The company’s October 1, 2007 acquisition of Gateway’s Professional business and related financing activities

2.	The October 25, 2007 notification by the American Stock Exchange (AMEX) of its resolution of the company’s listing deficiencies

3.	The December 5, 2007 signing of a services agreement with Flextronics Computing

Due to these subsequent events, the company’s management has concluded that while MPC faces significant constraints with regard to liquidity and working capital, there is no longer substantial doubt about its ability to continue as a going concern.

In addition, the company’s independent registered public accounting firm of Ehrhardt Keefe Steiner & Hottman PC has reissued its audit report for the years ended 2005 and 2006 expressing an unqualified opinion thereon.

“We are pleased with the progress that MPC has made with these recent announcements,” said John Yeros, CEO and Chairman of MPC. “The removal of the auditors’ qualified opinion is a significant milestone in our turnaround of the company. Along with the acquisition of Gateway’s Professional business, the services agreement with Flextronics Computing and the resolution of our listing deficiencies with the AMEX, this announcement illustrates the momentum we are gaining heading into the new year.”

Cautionary Statement

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of MPC Corporation to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Other factors that could materially affect such forward-looking statements can be found in MPC Corporation’s filings with the Securities and Exchange Commission, including risk factors, at www.sec.gov. Investors, potential investors and other readers are urged to consider these risk factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements in this press release include statements with regard to the MPC Corporation’s ability to continue as a going concern. MPC Corporation continues to face significant constraints with regard to liquidity and working capital, and the company’s operations and financial results may be negatively impacted by these constraints. It is possible that management’s assumptions and analysis are incorrect and that MPC Corporation will not be able to continue as a going concern. There is no assurance that MPC Corporation will be able to retain its listing on AMEX. The October 25, 2007 notice from the AMEX indicated that MPC Corporation is subject to provisions of Section 1009(h) of the AMEX Company Guide for a period of twelve months, which provides for the method of evaluation and appropriate action by the AMEX staff should the company fall below the continued listing standards during that period. Depending on the circumstances, such action includes truncating procedures related to compliance with the continued listing standards or immediately initiating delisting proceedings. Additionally, there is no assurance that the new services agreement with Flextronics will achieve its anticipated results. The forward-looking statements made herein are only made as of the date of this press release and MPC Corporation undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

About MPC Corporation

MPC Corporation (AMEX: MPZ), a major US PC vendor since 1991, provides enterprise IT hardware solutions to small-and-medium businesses, government agencies and education organizations. With its acquisition of Gateway’s Professional business in October 2007, MPC became one of the leaders in the US market providing PCs, servers and storage products to professional customers. MPC provides additional value with an industry-leading level of service and support. For more information, visit MPC online at www.mpccorp.com.

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